UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2012
SNAP INTERACTIVE, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-52176 (Commission File Number)	20-3191847 (IRS Employer Identification No.)
462 7th Avenue, 4th Floor, New York, NY 10018 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (212) 594-5050
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 19, 2012, the Board of Directors of Snap Interactive, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”).  In addition to the amendments described below, the amendments also included conforming and other non-substantive changes.

The Board of Directors amended Article II, Section 2 and added Article III, Section 3 to include advance notice provisions for stockholders wishing to propose business or nominate directors at annual meetings, respectively.  Notice for both proposed business and director nominations must be delivered to the Company not later than the close of business on the 90th day, nor earlier than the 120th day, prior to the anniversary of the preceding year’s annual meeting.  If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, notice must instead be delivered to the Company not earlier than the 120th day prior to the annual meeting nor later than the 90th day prior to the annual meeting or, if later, the 10th day after the annual meeting date is publicly announced.  Public announcement includes disclosure in a press release, national news service or in a document filed by the Company with the Securities and Exchange Commission.

The Company also revised the information that a stockholder must disclose if it intends to present business or nominate directors before an annual meeting.  The required information includes, among other things, detailed information with respect to the stockholder’s interests in stock, contracts, derivative or synthetic instruments, and other arrangements.  The Company may require a stockholder-proposed director nominee to furnish information relevant to determining whether such a nominee would be eligible to serve as a director of the Company. Any information that a stockholder provides to the Company in its notice must be updated and supplemented, if necessary, so that it is true and correct as of the record date for determining stockholders entitled to vote at the meeting and as of 10 business days prior to the meeting.

The Company also clarified that either a stockholder proponent or its representative must appear at the meeting to present such stockholder’s proposed business or director nomination(s).  The foregoing advance notice and disclosure provisions will apply to the first annual meeting of stockholders following the 2012 annual meeting of stockholders.

The Board of Directors also added Article VII to the By-Laws, which provides for the indemnification rights of its current and former directors and officers, as well as certain persons serving, at the Company’s request, at another entity as a director, officer, employee or agent. The amendments require the Company to indemnify and advance expenses to these persons to the fullest extent permitted by the Delaware General Corporation Law, and the right to indemnification is available retroactively to any events occurring before the amendment.  Any subsequent amendments to the By-Laws’ indemnification provisions have no effect on the rights with respect to an action or occurrence arising before such amendments were made.  The indemnification provisions provide that they are not effective until the stockholders approve an amendment to the Company’s Certificate of Incorporation providing for indemnification rights for the Company’s directors and officers.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full text of the as amended copy of the By-Laws, which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Snap Interactive, Inc., as amended April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP INTERACTIVE, INC.

Date: April 25, 2012	By:	/s/ Clifford Lerner
	Name:	Clifford Lerner
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated By-Laws of Snap Interactive, Inc., as amended April 19, 2012.